GENERAL BINDING CORPORATION
SUBSIDIARIES OF THE REGISTRANT (10)

EXHIBIT NO. 21

NOTE: CERTAIN INSIGNIFICANT SUBSIDIARIES HAVE BEEN EXCLUDED FROM EXHIBIT NO. 21 UNDER RULE 1-02(W) OF REGULATION S-X. THESE EXCLUDED SUBSIDIARIES CONSIDERED IN THE AGGREGATE AS A SINGLE SUBSIDIARY WOULD NOT CONSTITUTE A SIGNIFICANT SUBSIDIARY.

THE FOLLOWING LISTING REPRESENTS SUBSIDIARIES OF THE REGISTRANT AS OF FEBRUARY 29, 2000:

CORPORATE NAME                                                                           INCORPORATED IN         OWNERSHIP
GBC Australia Pty. Ltd. ...........................................................      Australia               100% (2)
GBC/Fordigraph Pty. Ltd. ..........................................................      Australia               100% (3)
GBC Handelsgesellschaft M.b.H......................................................      Austria                 100% (9)
GBC International Export Sales Corp................................................      Barbados                100% (2)
GBC General Binding (Belgie) N.V. .................................................      Belgium                 100% (9)
GBC International Services S.P.R.L. ...............................................      Belgium                 100% (2)
GBC Canada, Inc. ..................................................................      Canada                  100% (2)
Ibico Chile S.A. ..................................................................      Chile                   100% (5)
VeloBind, Inc. ....................................................................      Delaware                100%
GBC France S.A.S.................................. ................................      France                  100% (2)
GBC Deutschland GmbH ..............................................................      Germany                 100%
Interbinding GmbH .................................................................      Germany                 100% (5)
Ibico Deutschland, GmbH ...........................................................      Germany                 100% (5)
GBC Modi Ltd ......................................................................      India                   100% (14)
GBC International Finance Company..................................................      Ireland                 100% (11)
Printing Wire Supplies Limited ....................................................      Ireland                 100% (2)
General Binding Corporation Italia S.r.l.. ........................................      Italy                   100% (5)
GBC Japan K.K. ....................................................................      Japan                   100% (2)
GMP Co., Ltd.......................................................................      Korea                   20%
Anillos Plasticos de Mexico S.A....................................................      Mexico                  100%
Grupo GBC S.A. de C.V. ............................................................      Mexico                  100%
GBC Mexicana, S.A. de C.V. ........................................................      Mexico                  100% (12)
Compania Papelera Marmo S.V. ......................................................      Mexico                  100% (12)
Federbush de Mexico S.A. ..........................................................      Mexico                  100% (13)
PBB&R S.A. de C.V. ................................................................      Mexico                  100% (2)
GBC Nederland B.V. ................................................................      Netherlands             100% (2)
GBC India Holdings Corp............................................................      Nevada                  100%
GBC International, Inc.............................................................      Nevada                  100%
GBC New Zealand Ltd................................................................      New Zealand             100% (3)
GBC Polska Sp.z.o.o. ..............................................................      Poland                  100% (2)
Ibico Portuguesa, Lda. ............................................................      Portugal                100% (5)
GBC Singapore Pte. Ltd.............................................................      Singapore               100% (2)
Ibico Holdings Singapore Pte. Ltd. ................................................      Singapore               100% (5)
Ibico Singapore Pte. Ltd. .........................................................      Singapore               100% (7)
Ibico Iberia S.A. .................................................................      Spain                   100% (5)
Ibico Scandinavia AB ..............................................................      Sweden                  100% (2)(5)
GBC Schweiz A.G. ..................................................................      Switzerland             100% (2)
Ibico GmbH ........................................................................      Switzerland             100% (2)

CORPORATE NAME                                                                           INCORPORATED IN         OWNERSHIP
Ibico Trading GmbH ................................................................      Switzerland             100% (5)
GBC United Kingdom Holdings, Ltd. .................................................      United Kingdom          100% (2)
GBC United Kingdom Limited ........................................................      United Kingdom          100% (1)
Ibico Limited .....................................................................      United Kingdom          100% (6)

(1) Subsidiary of Ibico Limited
(2) Subsidiary of GBC International, Inc.
(3) Subsidiary of GBC Australia Pty. Ltd.
(4) Subsidiary of Ibico France S.A.S.
(5) Subsidiary of Ibico GmbH
(6) Subsidiary of GBC United Kingdom Holdings, Ltd.
(7) Subsidiary of Ibico Holdings Singapore Pte. Ltd.
(9) Subsidiary of GBC Nederland B.V. (Holland)
(10) Subsidiary of GBC Canada, Inc.
(11) Subsidiary of GBC Handelsgesellschaft M.b.h. (Austria)
(12) Subsidiary of Grupo GBC S.A. de C.V. (Mexico)
(13) Subsidiary of GBC Mexicana, S.A. de C.V. (Mexico)
(14) Subsidiary of GBC India Holdings, Inc. (Nevada)